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                                                                    EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Merchants Acceptance Corporation on Form S-8 (relating to the registration of 450,000 common shares for the First Merchants Acceptance Corporation 1994 Equity Incentive Plan) of our report dated January 25, 1996, incorporated by reference in the Annual Report on Form 10-K of First Merchants Acceptance Corporation for the year ended December 31, 1995, and to the references to us in Part II, Item 3 of this Registration Statement on Form S-8.


DELOITTE & TOUCHE LLP



Chicago, Illinois
August 8, 1996